UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________ FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2009

GENTA INCORPORATED
________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported,

•
On June 9, 2008, Genta Incorporated, a Delaware corporation (the “Company”) issued to certain accredited institutional investors in a private placement $20 million of senior secured convertible notes (the “2008 Notes”).

•	On April 2, 2009, the Company issued to certain accredited institutional investors in a private placement $6 million of senior secured convertible notes (the “April 2009 Notes”).

•
On July 7, 2009, the Company entered into a securities purchase agreement (the “July 2009 Purchase Agreement”) with certain accredited institutional investors listed on the signature pages thereto (the “Investors”), to place up to $10 million of units (the “Units”), each Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “July 2009 Notes”) and (ii) 30% of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (the “July 2009 Financing”).  On that same date, the Company issued to the Investors in a private placement $3 million of the July 2009 Notes and Common Stock.  In connection with the July 2009 Financing, the Company entered into a consent and amendment agreement (the “Consent and Amendment Agreement”) with certain holders of its 2008 Notes and April 2009 Notes.

•
Effective August 10, 2009, upon receipt of consent from the appropriate parties, the Company entered into an Amendment Agreement, dated August 6, 2009, in order to effect amendments to the Consent and Amendment Agreement, the July 2009 Notes, the July 2009 Purchase Agreement and the Registration Rights Agreement entered into by the Company and the Investors in connection with the July 2009 Purchase Agreement (the “July 2009 Registration Rights Agreement”), which (i) increased the amount of the Additional Closing (as defined in the July 2009 Purchase Agreement) under the July 2009 Purchase Agreement to permit the Company to finance up to an aggregate of $13 million in July 2009 Notes, Common Stock and warrants, (ii) delayed the Additional Closing, (iii) delayed the Company’s ability to force conversion of the July 2009 Notes, (iv) delayed the Company’s obligation to file an initial Registration Statement (as defined in the July 2009 Registration Rights Agreement) and (v) placed restrictions on the Company’s ability to enter into subsequent financings.

•
On August 24, 2009, the Company entered into an Amendment Agreement in order to effect amendments to the July 2009 Purchase Agreement and July 2009 Registration Rights Agreement, which (i) increased the amount of the Additional Closing under the July 2009 Purchase Agreement from $7 million to $10 million and (ii) delayed the Additional Closing.

During the week of August 31, 2009, the Company and the Investors engaged in discussions and correspondence which resulted in the further amendment of the July 2009 Purchase Agreement and the July 2009 Registration Rights Agreement, as more fully described below.

On September 4, 2009, the Company entered into a Consent and Amendment Agreement (the “September 2009 Consent and Amendment Agreement”), in order to effect the following amendments:

•	An amendment to the July 2009 Purchase Agreement to:

o	delay the Additional Closing to September 4, 2009; and

o	decrease the amount of the Additional Closing from $10 million to $7 million; and

•
An amendment to the July 2009 Registration Rights Agreement to delay the deadline for the Company to file an initial Registration Statement until the earlier of (i) September 11, 2009 and (ii) two business days after the Company consummates a public offering pursuant to an effective Registration Statement

In connection with the execution of the September 2009 Consent and Amendment Agreement, the Company issued to the Investors in a private placement $7million of the July 2009 Notes and Common Stock.  The Company will use proceeds from the Additional Closing to fund activities related to its late Phase 3 trial of Genasense® in patients with advanced melanoma, along with its early-phase clinical trials with tesetaxel.

A complete copy of the September 2009 Consent and Amendment Agreement is attached hereto. The foregoing description of the September 2009 Consent and Amendment Agreement and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

Also on September 4, 2009, the Company entered into a securities purchase agreement (the “September 2009 Purchase Agreement”) with certain accredited institutional investors listed on the signature page thereto, pursuant to which it issued approximately $3 million of the Units, each Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “September 2009 Notes”) and (ii) 30% of shares of the Company’s Common Stock (the “September 2009 Financing”).  In connection with the sale of the Units, the Company is also issuing to the investors two-year warrants to purchase Common Stock in an amount equal to 25% of the number of shares of Common Stock issuable upon conversion of the September 2009 Notes purchased by each investor at the closing.  Under the September 2009 Purchase Agreement, the per share purchase price for a share of Common Stock must be at least $0.10 per share.  The Company will use proceeds from the September 2009 Financing to fund activities related to its late Phase 3 trial of Genasense in patients with advanced melanoma, along with its early-phase clinical trials with tesetaxel.

The September 2009 Notes will bear interest at an annual rate of 8% payable semi-annually in other unsecured subordinated convertible promissory notes (“Other Notes”) to the holder, and will be convertible into shares of the Company’s Common Stock at a conversion rate of 10,000 shares of common stock for every $1,000.00 of principal.  The Company shall have the right to force conversion of the September 2009 Notes, as well as all other senior secured notes, in whole or in part, any time after January 1, 2010, if the daily volume weighted average price of the Company’s common stock exceeds $0.50 for a period of 10 consecutive trading days and certain other conditions are met.

Rodman & Renshaw, LLC, a wholly-owned subsidiary of Rodman & Renshaw Capital Group, Inc. served as the exclusive placement agent for the offering.  In connection with the Additional Closing and the September 2009 Financing, Rodman & Renshaw, LLC shall be compensated in accordance with the Placement Agent Agreement, dated as of February 4, 2009, as amended by Amendment No. 1 to Placement Ageny Agreement dated July 6, 2009, which are attached hereto as Exhibits 10.5 and 10.6, respectively, and incorporated herein by reference.

The September 2009 Notes, the Common Stock and the warrants offered and the common stock issuable upon conversion of the September 2009 Notes and upon exercise of the warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The Company believes that the issuance of the securities in this transaction was exempt from registration under Section 4(2) of the Securities Act.  The Company has agreed to file a re-sale registration statement to register the Common Stock and any shares of Common Stock issuable upon conversion of the September 2009 Notes and upon exercise of the warrants, within 30 days of the closing.

A complete copy of each of the form of unsecured subordinated convertible note, the September 2009 Purchase Agreement, the form of Registration Rights Agreement, the form of Warrant and related documents of the Company are attached to this Form 8-K.  The foregoing description of the September 2009 Financing, and any other documents or filings referenced herein, are qualified in their entirety by reference to such exhibits, documents or filings.

The Company issued a press release dated September 4, 2009 to announce the Additional Closing of the July 2009 Financing as well as the September 2009 Financing.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Subordinated Unsecured Convertible Note (filed herewith).
4.2	Form of Warrant (filed herewith).
10.1	Form of Amendment Agreement (filed herewith).
10.2	Form of Consent and Amendment Agreement (filed herewith).
10.3	Form of Securities Purchase Agreement (filed herewith).
10.4	Form of Registration Rights Agreement (filed herewith).
10.5	Placement Agent Agreement, dated as of February 4, 2009, by and between the Company and Rodman & Renshaw, LLC (filed herewith).
10.6	Amendment No. 1 to Placement Agent Agreement, dated as of July 6, 2009, by and between the Company and Rodman & Renshaw, LLC (filed herewith).
99.1	Press Release of the Company dated September 4, 2009 announcing the Additional Closing of the July 2009 Financing and the September 2009 Financing (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name:Gary Siegel
Title:Vice President, Finance

Dated:                      September 9, 2009